EXHIBIT 99.1

September 30, 2005

Forward Looking Statement
Certain information contained herein, reflecting our future plans and strategies, may constitute “forward-looking statements” that are based on current expectations and assumptions. These expectations and assumptions are subject to risks and uncertainty, which could affect our future plans.  Saxon’s actual results and the timing and occurrence of expected events could differ materially from our plans and expectations due to a number of factors, such as changes in overall economic conditions and interest rates, and changes in the applicable legal and
regulatory environment.   Saxon undertakes no duty to update any
forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Who We Are
Qualified REIT
Subsidiary (QRS)
Owned Portfolio
Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets.  Saxon originates, purchases, securitizes, and services real property secured mortgages, and elects to be treated as a real estate investment trust (REIT) for federal tax purposes.

Originate/
Purchase
Mortgage
Loans
Underwriting
CapitalMarkets
Servicing
Core Competencies

Portfolio
Growth
Breadth
Of Product
Line
Investment
In Technology
3rd Party
Servicing
Growth
Saxon’s Strategy

•	Growth in Owned Portfolio
•	Maintain Pricing Discipline
•	Maintain Credit Discipline
•	Growth in Originations
•	Growth in 3rd Party Servicing
•	Technology investments to
    drive costs down
•	Whole loan sales
Saxon’s Strategy

Data as of 9/30/05

Sources of Portfolio Growth
Originations 12/31/01 – 9/30/05
$3,495
* Does not include called loans.
Data as of 9/30/05

Portfolio Geographic Dispersion
Data as of 9/30/05

Data as of 9/30/05

Credit & Servicing Statistics

Servicing Portfolio
$6.2 billion
= 23%
Data as of 9/30/05

Data as of 9/30/05
Credit Grade Migration

Performance:  Static Pool Delinquency
Data as of 9/30/05
1996 – 2000 = 8.0%      2003 = 14.8%
2001 = 4.8%         2004 = 33.6%
2002 = 7.3%          2005 = 31.5%
Outstanding Portfolio Balance by Year:

Performance:  Saxon Portfolio Static Pool Losses
by Year of Origination
Data as of 9/30/05

Performance:  Static Pool Losses
by Year of Origination
Data as of 9/30/05
Total Cumulative Losses:
1998 = 4.08%      2001 = 3.56%      2004 = 0.04%
1999 = 5.05%      2002 = 1.47%
2000 = 5.47%      2003 = 0.34%

Data as of 6/30/05
Data as of 9/30/05

Data as of 9/30/05
Performance:  2004 Delinquency by Credit Score
Saxon vs. Peer Group
Benchmark Securities:
ABFC, ABS, ACE, AMERIQUEST, ARC/SASCO, ARGENT, BEAR STEARNS, C-BASS, CENTEX, CHASE FUNDING, COUNTRYWIDE, CSFB, DELTA, DLJ,
EQUICREDIT, EQUITY ONE, FIELDSTONE, FIRST FRANKLIN, FREMONT, GSAMP/GSMPS, LONG BEACH, MASTR, MERRILL LYNCH, MORGAN
STANLEY, NEW CENTURY, OPTION ONE, PARK PLACE, RFC RAMP, RFC RASC, SAIL, SASCO
SOURCE: LPS Truestandings    PERIOD: EOM, July 2005

•	SAX has a culture of discipline in growth, credit, and servicing.
•	Creating assets for our balance sheet and managing a REIT require similar discipline.
•	SAX has a servicing platform that is highly rated and scalable.
•	Servicing business will grow TRS and SAX equity base.
•	SAX has been building its on-balance sheet portfolio since 2001.
•	Portfolio at 9/30/05 is $6.2 billion.
•	SAX’s management team has one of the strongest reputations in the industry.
•	Team has been together since pre-divestiture.
Strong
Management
Existing
Portfolio
Servicing
Platform
Discipline
Summary

Thank You for Your Investment
www.saxoncapitalinc.com